EXCLUSIVE LICENSE AGREEMENT

         THIS EXCLUSIVE LICENSE AGREEMENT ("Agreement") is made as of the 15th day of April, 2002 by and between The Public Safety Group LLC, a Missouri limited liability company (together with all of its subsidiaries, hereinafter "Licensor"), with its principal place of business located at 4091 A Highway 54, Suite 100, Osage Beach, Missouri 65065 and BIZCOM U.S.A., INC., a Florida corporation (hereinafter "Licensee"), with its principal place of business located at 5440 N.W. 33 Avenue, Suite 106, Fort Lauderdale, Florida 33309-6338.

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, Licensor has been granted an exclusive transferable license to all right, title and interest in and to that certain computer program identified as EM/2000, SARA TITLE III REPORTING, EM/2000 BACKUP SERVICES, ILP+ HEALTH AND SAFETY SOFTWARE, and associated documentation identified as Program Documentation an electronic copy of which is attached as Exhibit "A" hereto (collectively, the "Program"); and

         WHEREAS, the Program contains certain software components, including, but not limited to, lockout protection software and Zip software, that are duly licensed to Licensor for inclusion in the Program pursuant to the remarketing agreements identified in Exhibit B attached hereto (the "Remarketing Agreements"), which are also being licensed to the Licensee pursuant to this Agreement, and, other than the software listed in Exhibit B, the Program contains no other software components in which any third party may claim superior or joint ownership, nor is the Program a derivative work of any other software programs not owned in their entirety by Licensor; and

         WHEREAS, Licensor has granted limited end- user rights in copies of the Program to third parties solely pursuant to the End-User License Agreements identified in Exhibit C attached hereto (the "End-User Agreements") which are not being assigned to or assumed by Licensee pursuant to this Agreement; and

         WHEREAS, except for the End-User Agreements, Licensor desires to grant exclusive licensing rights in and to the Program and certain trademarks associated therewith to Licensee, and, except for the End-User Agreements, Licensee desires to acquire such exclusive licensing rights in and to the Program and certain trademarks associated therewith, in accordance with the terms and conditions of this Agreement;

         WHEREAS, all the Members of the Licensor have approved the execution, delivery and performance hereof;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor and Licensee, intending to be legally bound, hereby agree as follows:

                                    SECTION 1

                         GRANT AND CONVEYANCE OF RIGHTS

         Effective as of 1st day of January, 2002 (the "Effective Date"), and except for the End-User Agreements and Royalties, as such term is defined herein, Licensor hereby:

A. Grants to Licensee an exclusive license in and to the Program, including both the tangible and the intangible property constituting the Program including:

         1. An exclusive non-transferable, except to end-users, license to all copies of the Program and possession of the media, devices, and documentation that constitute copies of the Program, its component parts, and all documentation relating thereto, possessed or controlled by Licensor, which are to be delivered to Licensee pursuant to Section 2 of this Agreement;

         2. An exclusive non-transferable, except to end-users, worldwide license to all copyright and copyright interests for the Program and all copyright interests owned or claimed by Licensor pertaining to the Program, including but not limited to the U.S. copyright, which number shall be promptly provided by Licensor, together with all other copyright interests accruing by reason of international copyright conventions and further including, but not limited to Licensor's rights as licensee and re-marketer of certain software components contained in the Program pursuant to the Remarketing Agreements identified in Exhibit B (including where Licensor is required by said Remarketing Agreements, to promptly obtain and deliver to Licensee written consents from such entities relating thereto);

         3. An exclusive worldwide license to all right, title, and benefit of Licensor in and to all patents, trademarks, trade names, including, but not limited to, Trademark (registration number to be promptly provided by Licensor), inventions, discoveries, improvements, ideas, trade secrets, know-how, confidential information, and all other intellectual property owned or claimed by Licensor pertaining to the Program; and

         4. All of the right, title, interest, and benefit of Licensor in, to, and under all agreements, contracts, licenses, and leases entered into by Licensor, or having Licensor as a beneficiary, pertaining to the Program, except for Licensor's rights as licensor under the End-User License Agreements identified in Exhibit C.

         5. An exclusive license as a distributor for Licensor of MaxResponder which Licensor will not as of the date first set forth above, use directly or indirectly for or on its own behalf, sell, distribute, or license, except to Licensee. In addition, Licensor will not as of the date first set forth above, use directly or indirectly for or on its own behalf, sell, distribute, or license, except to Licensee other software products (i.e. Mate Mapping, and associated MATE products).

         6. An exclusive absolute right to further develop, modify or otherwise alter the Program.

B. Grants to Licensee an exclusive license to utilize the following advertising slogans and trademarks, and the goodwill associated therewith (the "Trademarks") owned and/or utilized by Licensor in connection with the sale and marketing of the Program and the Licensor's business and operations: any and all references to EM/2000 and/or ILP+ Health and Safety Software.

                                    SECTION 2

                          DELIVERY OF PHYSICAL OBJECTS

         Within 90 calendar days after the execution of this Agreement by all parties hereto, and provided that the consents referred to in Section 1 (A)(2) have been obtained by Licensor (or waived by Licensee as the case may be), Licensor shall deliver to Licensee (1) copies of the Program in source code (Scripting); (2) a master copy of the Program including scripting, which shall be in a form suitable for copying; (3) all system and user documentation pertaining to the design, development, use and maintenance of the Program, including design or development specifications, error reports, and related correspondence and memoranda; (4) a copy of all records pertaining to all licensees, purchasers and users of the Program; and (5) all licenses for the lockout protection software and the Zip software used in conjunction with the Program. Licensor shall bear all costs incurred and assume the risk in transporting such physical objects to Licensee's facility. It is agreed that Licensor has a right to and will keep copies of any material so delivered.

                                    SECTION 3

                         REPRESENTATIONS AND WARRANTIES

         These representations and warranties unless otherwise specifically stated are made to the best of the Licensor's and Licensee's knowledge, information and belief.

          (A) Licensor represents and warrants to the Licensee as of the Effective Date and as otherwise set forth herein as follows:

         3.1 Recitals. The recitals set forth in the beginning of this Agreement pertaining to the Licensor are true and correct to the best of it's knowledge, information and belief.

         3.2 Organization and Standing. Licensor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Missouri, has full power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified as a foreign corporation would not materially adversely affect the business of Licensor.

         3.3 Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the management of Licensor and by all of the members of Licensor and all other action of Licensor necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been taken. This Agreement constitutes the valid and binding obligation of Licensor enforceable against it in accordance with the terms hereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforceability of creditors' rights and remedies generally: and laws relating to the availability of specific performance, injunctive relief or other equitable remedies. No consent of any lender, trustee, security holder of Licensor, or other person or entity is required for Licensor to enter into and deliver this Agreement or to consummate the transactions contemplated hereby, nor do the Articles of Organization or operating agreement of Licensor or any contract, mortgage or other agreement or instrument to which Licensor is a party or by which Licensor is bound or affecting any of its properties conflict with or restrict the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The execution of this Agreement and the performance by the Licensor of its obligations hereunder will not with or without the giving of notice, lapse of time or both or otherwise materially violate or breach any law, rule, regulation, order or decree of any court, governmental, regulatory or self-regulatory authority to which it is bound, or otherwise violate, result in a breach of or constitute a default under any agreement, contract, or commitment to which the Licensor is a party or otherwise bound or subject.

         3.4 Knowledge of Certain Facts and Circumstances Concerning Program. Licensor does not know of any facts or circumstances not disclosed to Licensee, which indicate that the Program may be adversely affected or which otherwise should be disclosed to Licensee in order to make any of the representations or warranties made herein on the part of the Licensor incorrect or not misleading.

         3.5 Exclusive License; Exceptions; No Liens, Claims or Encumbrances. Licensee shall receive pursuant to this Agreement as of the date of execution hereof, during the term of the Agreement and any extensions, an exclusive license in and to the Program, except for those matters addressed in Section 4 and Section 5 of this Agreement and the Remarketing Agreements identified in Exhibit B hereto. Subject to the foregoing exceptions, Licensor represents and warrants that following Licensor's acquisition of its rights in the Program, that it has developed the Program entirely through its own efforts for its own account, that the Program is free and clear of all liens, claims, encumbrances, rights, or equities whatsoever of any third party, except for Specialized Disaster Systems International, Inc. ("SDSI") and that the Licensor, to the best of Licensor's abilities, during the term of this Agreement and any renewals thereof, shall maintain the Program free and clear of all liens, claims, encumbrances, rights or equities whatsoever of any third party, except for the rights of SDSI.

         3.6 Intellectual Property Matters. The Program does not infringe any patent, copyright, trade secret, trademark or any other intellectual property right of any third party; the Program is fully eligible for protection under applicable copyright law and has not been forfeited to the public domain; and that the source code and system specifications for the Program have been maintained in confidence; research and development costs for the program are in excess of two million dollars.

         3.7 Authorship of Program and Related Matters. (1) Specialized Disaster Systems International, Inc and The Public Safety Group, LLC are the sole authors of the Program and solely engaged without the assistance of any third party or parties in the redesign of certain menu items in the Program and redesign or development of new source code pursuant to those certain menu items. All personnel who have contributed to or participated in the conception and development of the Program either (1) have been an employee or party to a written agreement establishing a work- for-hire relationship with Licensor that has accorded Licensor full, effective, and exclusive original ownership of all tangible and intangible property thereby arising with respect to the Program or
(2) have executed appropriate instruments of assignment in favor of Licensor as assignee that have conveyed to Licensor full, effective, and exclusive ownership of all tangible and intangible property thereby arising with respect to the Program.

         3.8 Marketing and Distribution Agreements. There are no agreements, arrangements or understandings in effect with respect to the marketing, distribution, licensing, maintaining or promotion of the Program by any independent salesperson, distributor, sub-licensor, or other re-marketer or sales organization except as set forth in Exhibit C hereof, and the Licensor undertakes not to enter into any other agreements and/or understandings with any other third parties with respect thereto during the term hereof and/or any renewals.

         3.9 Trademarks. The Trademarks are owned by the Licensor free and clear of any liens, claims and/or other encumbrances.

         3.10 Financial Statements. Licensor will within 30 days of execution hereof furnish the Licensee with its most recent internally prepared balance sheet and income statements since inception dated as of March 31, 2002 (collectively, the "Financial Statements"). The Financial Statements will be prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied except as may be indicated therein or in the notes thereto and in conformity with the books and records of the Licensor, and fairly present the financial position of the Licensor as of their respective dates and the results of its operations for the periods then ended. Except as set forth in
Schedule 3.10 to this Agreement or for changes in the ordinary course of business, there have been no material changes of the type required to be reflected or disclosed in a balance sheet (or the notes thereto) prepared in accordance with GAAP since the latest date thereof.

         3.11 No Material Changes. Since December 31, 2001, there has not been any event or condition of any type that has materially and adversely affected the Licensor's business, prospects, condition, affairs, operations, properties or assets.

         3.12 Title to Property and Assets; Liabilities; Material Agreements and Current Compliance Therewith. Except (a) as reflected in the Licensor's most recent Financial Statements (b) for liens for current taxes not yet delinquent;
(c) for liens imposed by law and incurred in the ordinary course of business for obligations not yet due to carriers, warehousemen, laborers, materialmen, and the like; (d) for liens in respect of pledges or deposits under workers' compensation laws or similar legislation; or (e) for minor defects in title, none of which, individually or in the aggregate, materially interfere(s) with the use of such property, the Licensor owns, and has good and marketable title, free and clear of all mortgages, liens, loans, claims and encumbrances of any nature whatsoever to all of its assets, properties and rights of every type and description, including, without limitation, all cash on hand and in banks, good will, its corporate name and all variants thereof, trademarks and trade names, copyrights and interests there under, licenses and registrations and permits and applications therefor, all rights and claims under contracts of whatever nature, rights and funds of whatever nature, books and records and all other property and rights of every kind and nature owned or held by the Licensor as of the date of this Agreement, except for such assets disposed of in the ordinary course of business since the date of the Financial Statements. With respect to the real and personal property it leases and the material agreements to which it is a party, true and correct copies of all such leases and material agreements will promptly be provided by the Licensor to the Licensee, the Licensor holds a valid leasehold interest in all such leases free of any liens, claims and encumbrances, subject to clauses (b)-(e) above and is in compliance in all material respects with such leases and material agreements.

         3.13 Continued Compliance with Material Agreements and Other Instruments, Laws, Rules and Regulations. The Licensor is not in violation of any provisions of its Articles of Organization or operating agreement, as same may be amended and in effect on and as of the date of execution by all parties hereto, or, in any material respect, of any provision of any material mortgage, indenture, agreement, instrument, contract or commitment to which it is a party, or to which it is otherwise bound or subject or, of any provision of any federal or state judgment, writ, decree, order, statute, rule or governmental regulation applicable to the Licensor and its business and operations. The execution, delivery and performance of this Agreement will not with or without the giving of notice, lapse of time or both, or otherwise result in any such violation or be in conflict with or constitute a default under any such provision, law, rule or regulation.

         3.14 Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations, or filings with any federal or state governmental or self-regulatory authority on the part of the Licensor required in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained prior to the execution hereof by all parties hereto.

         3.15 Litigation. Except as disclosed in Exhibit D to this Agreement, there is no action, proceeding or investigation pending or, to the Licensor's knowledge, threatened against the Licensor or any of its employees before any court or administrative agency, that might result, either individually or in the aggregate, in any material adverse change in the business, prospects, condition, affairs, operations, properties or assets of the Licensor, including but not limited to ANY ASPECT OF the Program (including any allegations with respect to patent, trademark, copyright or trade secret rights) or in any material liability on the part of the Licensor. The foregoing includes, without limitation, actions pending or threatened or any basis therefore involving the prior employment of any of the Licensor's employees or their use in connection with the Licensor's business of any information or techniques allegedly proprietary to any of their former employers.

         3.16 Government Regulations. The Licensor owns or possesses all registrations, licenses and memberships, as the case may be, necessary for the lawful conduct of the Licensor's business as now conducted. All of such registrations, licenses and memberships, as the case may be, are in full force and effect, and there are no proceedings, hearings or other actions pending or to the knowledge of the Licensor threatened that may affect the validity or continuity of any of them. No approval of any trade or professional association or governmental agency, regulatory authority or self-regulatory authority is required for any of the transactions contemplated by this Agreement, and the completion of the transactions contemplated by this Agreement will not in and of themselves, affect or jeopardize the validity or continuation of any of them. The Licensor at the time of execution hereof by all parties hereto and during the term hereof and any renewals will be operating in compliance in all material respects with the laws, rules and regulations of all governmental, regulatory and self-regulatory authorities having jurisdiction over the Licensor, its business and operations.


         3.17 Taxes. The Licensor has since inception accurately prepared and timely filed all United States income tax returns and all state and municipal tax returns that are required to be filed by it, and has paid or made provisions for the payment of all taxes that have become due pursuant to such returns, including but not limited to payroll and sales taxes and property taxes, real, personal or otherwise. All of such returns are true and correct to the best of Licensor's knowledge information and belief in all material respects. The United States income tax returns of the Licensor have not been audited by the Internal Revenue Service (the "IRS") nor has the IRS made inquiry of, reviewed or otherwise investigated same. No deficiency, assessment or proposed adjustment of the Licensor's United States income tax or state or municipal taxes is pending and the Licensor has no knowledge of any proposed liability for any tax to be imposed upon its properties or assets for which there is not an adequate reserve reflected in the Financial Statements. The Licensor will during the term of this Agreement and any renewals thereof timely file all such tax returns and timely pay in full all taxes due and owing.

         3.18 Employees. Except as set forth in Exhibit E to this Agreement, the Licensor has no employment contracts with any person, there are no disputes or threatened disputes with any prior or current employees of the Licensor nor, to the knowledge of the Licensor is there any basis for any of the foregoing. There are no employee stock option and/or employee benefit plans.

         3.19 Insurance. The Licensor has fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed and currently complies in all material respects with any and all insurance coverage provisions set forth in its real property lease, and all other material agreements as set forth in Exhibit F. A summary of all such insurance coverage, including a description of such coverage, the terms, amounts, type of policy, expiration dates, the name of the insured and the insurance company is set forth in Exhibit F hereof. The Licensor will maintain all such insurance policies in full force and effect and pay the applicable insurance premiums on a timely basis during the term of this Agreement and all renewals thereof and maintain at least the coverage amounts which are currently maintained during the term of this Agreement and all renewals thereof.

         3.20 Conduct of the Licensor's Business. On the date of execution of this Agreement by all parties hereto and through the term hereof and any renewal periods, the Licensor will carry on its business in, and only in, the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such business, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officer(s) and employee(s) (and use its best efforts to preserve its relationships with clients and others having business dealings with it to the end that its goodwill and ongoing business shall not be materially impaired during such time period.

         3.21 No Material Misrepresentations or Omissions. No representation, warranty or covenant made by the Licensor in this Agreement or in any written statement, Schedule, Exhibit or certificate furnished or to be furnished to the Licensee pursuant to this Agreement or in connection with the transactions contemplated in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made not misleading.

         (b) Licensee represents and warrants to the Licensor as of the date of execution hereof by all parties hereto as follows:

         3.1 Organization and Standing. Licensee is a corporation duly organized and validly existing under the laws of the State of Florida and its status is active, it has full power and authority to own, lease and operate its properties and assets and to conduct business as now being conducted, and is duly qualified or licensed to do business as a foreign corporation in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified as a foreign corporation would not materially adversely affect the business of the Licensee.

         3.2 Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Licensee and all other corporate action of Licensee necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been taken. This Agreement constitutes the valid and binding obligation of Licensee enforceable against it in accordance with the terms hereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar statutes, rules, regulations or other laws affecting the enforceability of creditors' rights and remedies generally; and laws relating to the availability of specific performance, injunctive relief or other equitable remedies. No consent of any lender, trustee, security holder of Licensee, or other person or entity is required for Licensor to enter into and deliver this Agreement or to consummate the transactions contemplated hereby, nor do the Articles of Incorporation, as amended or bylaws of Licensee or any contract, mortgage or other instrument to which Licensee is a party or by which Licensee is bound or affecting any of its properties conflict with or restrict the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                                    SECTION 4

                         THIRD-PARTY SOFTWARE COMPONENTS

         4.1 Licensor represents that: it has duly obtained the right and license to use, copy, modify, and distribute the software components contained in the Program pursuant to the Remarketing Agreements identified in Exhibit B; the Program contains no other software components in which any third party may claim superior or joint ownership; and the Program is not a derivative work of any other software programs not owned in their entirety by Licensor.

         4.2 Licensor represents and warrants that: each Remarketing Agreement is in full force and effective in accordance with its terms without modification or amendment and without default by either party thereto; each Remarketing Agreement grants Licensor the full and effective right and license to use, copy, modify as necessary, and distribute the pertinent software components as part of the Program; each Remarketing Agreement provides only for the payment of fees and royalties that, to the extent accrued as of the date of execution hereof by all parties hereto, have been paid in full; and each Remarketing Agreement can be sublicensed to Licensee pursuant to this Agreement, without the requirement of obtaining any consent or approval except as set forth in Section 1 (A)(2), giving any prior or subsequent notice, paying further royalty or fee to any party thereto or to any other third party, or performing any duty that has not already been fully performed by Licensor and shall be sublicensed to Licensee upon execution herewith by the parties hereto, subject to the provisions of
Section 1 (A)(2). Licensor and Licensee shall jointly notify all licensors under the Remarketing Agreements of this Agreement promptly upon execution hereof by all parties hereto.

                                    SECTION 5

                               END-USER AGREEMENTS

         5.1 Licensor represents and warrants to Licensee that it has granted rights in the Program to third parties solely pursuant to the nonexclusive End-User Agreements identified in Exhibit C. Licensor or further represents and warrants to Licensee that during the term of this Agreement, and any renewals or extensions hereof, provided Licensee is not in default hereunder, that Licensor will not grant any other rights in the Program to any other third parties.

         5.2 Licensor represents and warrants that each End-User Agreement is in full force and effect in accordance with its terms without modification or amendment and without default by either party thereto; that each End-User Agreement grants the licensee there under solely the nonexclusive right and license to use the Program, for internal purposes only and not for resale, redistribution, assignment or sub-license; that each End-User Agreement provides only for rendering of services (including warranty coverage, maintenance, and support) that, to the extent required to have been performed as of the date of execution hereof by all parties hereto, have been performed in full.

         5.3 It is mutually agreed that Licensor shall retain all amounts previously paid to Licensor under the End-User Agreements and that, to the extent further payments may be made thereunder following the Effective Date, Licensor shall continue to be entitled to receive them directly from such end-users.

                                    SECTION 6

                               FURTHER ASSURANCES

         Licensor shall execute and deliver such further conveyance instruments and take such further actions as may be deemed necessary or desirable by Licensee to evidence more fully the grant following the Effective Date of an exclusive license in and to the Program. Licensor therefore agrees:

         1. To execute, acknowledge, and deliver any reasonable affidavits, documents or assignments or transfer papers in furtherance of the foregoing;

         2. To provide testimony in connection with any proceeding affecting the interest of Licensee in the Program; and

         3. To perform any other acts deemed necessary or desirable by Licensee to carry out the intent of this Agreement.


                                    SECTION 7

                           PROTECTION OF TRADE SECRETS

         For purposes of this Agreement, "Program Trade Secret" means the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula, or improvement included in the Program that is valuable and not generally known to the business concerns engaged in the development or marketing of products competitive with the Program. From and after the date of execution hereof, and for so long thereafter as the data or information remains Program Trade Secrets, Licensor shall not use, disclose, or permit any person not authorized by Licensee to obtain any Program Trade Secrets (whether or not the Program Trade Secrets are in written or tangible form), except as may be specifically authorized by Licensee.

                                    SECTION 8

                                 NON-COMPETITION

         For a period of two years from the Effective Date, Licensor agrees that it, and each of its directors, officers, members and the agents of any of the foregoing shall not directly or indirectly develop, market or participate in the marketing of, nor consult (except as to current end-users as of the Effective
Date) or provide any services or products to any person or organization (except as to current end-users as of the Effective Date, and to the Licensee as may be requested by the Licensee and agreed to by the Licensor, such agreement not to be unreasonably withheld) in connection with (1) any programs or products that are similar to the Program, (2) any program hereinafter developed by Licensee to serve a similar purpose as that of the Program, or (3) any product or service incorporating Program Trade Secrets, anywhere in the United States or otherwise worldwide. Licensor acknowledges and agrees that the current market for the Program extends throughout the United States and worldwide and it is therefore reasonable to prohibit Licensor from competing with Licensee anywhere in such territory except as expressly so provided above. Following the termination of this Agreement for any reason and/or by any party, the Licensor agrees that except as provided for above, it shall not directly or indirectly engage in any of the foregoing for a period of two (2) years therefrom within the United States or otherwise worldwide.

                                    SECTION 9

                            ACKNOWLEDGMENT OF RIGHTS

         In furtherance of this Agreement, Licensor hereby acknowledges that, from and after the Effective Date of this Agreement, Licensee has acceded to all of Licensor's right, title, and standing to

         1. Receive all rights and benefits pertaining to the Program and the Remarketing Agreements (subject to the consent requirements contained in Section 1 (A)(2); except for rights to receive certain payments as discussed in Section 5, sub-paragraph 5.3.

         2. Institute and prosecute all suits and proceedings and take all actions that Licensor, in its sole discretion, may deem necessary or proper to collect, assert, or enforce any claim, right, or title of any kind in and to any and all of the Program and the Remarketing Agreements; and

         3. Defend and compromise any and all such action, suits, or proceedings relating to such transferred and assigned rights, title, interest, and benefits, and perform all other such acts in relation thereto as Licensor, in its sole discretion, deems advisable.

                                   SECTION 10

              PAYMENTS BY LICENSEE TO LICENSOR AND RELATED MATTERS

         10.1 It is acknowledged by the parties hereto that prior to the date of this Agreement, the Licensee has paid the Licensor an aggregate of $439,000, and will pay a 10% royalty fee ("Royalties") for each Program sale, said sum constituting full payment for all of the licensing fees required to be paid by Licensee pursuant to this Agreement and that no further monies are due and owing to the Licensor in connection with this Agreement, and any renewals thereof, except for the payment of Royalties.

                                   SECTION 11

                            TERMINATION OF AGREEMENT

         This Agreement may be terminated by the Licensee upon thirty (60) days prior written notice to the Licensor in the event of any breach by Licensor of its representations and warranties set forth herein, not otherwise cured to the sole satisfaction of the Licensee within such thirty (60) day period.

         This Agreement may be terminated by the Licensor upon sixty (60) days prior written notice to the Licensee in the event of any material breach by the Licensee hereunder not otherwise materially cured by the Licensee to the reasonable satisfaction of the Licensor within such sixty (60) day period.

         In the event of the termination of this Agreement by the Licensee and/or Licensor in accordance with the termination provisions set forth above, the parties hereto shall be entitled to seek all remedies available at law or in equity as may be available to such party/parties.

                                   SECTION 12

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations and warranties of each of the parties hereto shall survive the closing of the transactions contemplated hereby and remain in full force and effect during the term of this Agreement and any renewals thereof.

                                   SECTION 13

                                 INDEMNIFICATION

         Each of the parties hereto agrees to indemnify and hold harmless each of the other parties hereto and their respective officers, directors, employees and agents against and in respect of any liability, damage or deficiency, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorney's fees and costs incident to any of the foregoing resulting from any material misrepresentation or omission made in this Agreement, material breach of covenant, representation or warranty or non-fulfillment of any agreement on the part of any of the parties hereto under this Agreement or from any material misrepresentation in or omission from any certificate or other document furnished or to be furnished hereunder. This indemnification shall survive the termination of this Agreement for any reason.

                                   SECTION 14

                                TERM OF AGREEMENT

         The initial term of this Agreement shall be from the date of execution for an initial ten-year period and shall automatically renew, without the payment of any additional compensation or consideration for successive one year periods provided neither party is then in breach of the Agreement.

                                   SECTION 15

                                  MISCELLANEOUS

         15.1 Subject to Licensee's approval, which approval shall not be unreasonably withheld, Licensor shall retain the right to assign all of its right, title and interest that it (or any of its principals) owns in the Program which is the subject of this Agreement to an entity to be named, subject in all respects to the terms and conditions of this Agreement.

         15.2 Subject to Licensor's approval, which approval shall not be unreasonably withheld, Licensee may assign any or all its rights hereunder to any of its now or hereafter formed direct or indirect subsidiaries.

         15.3 This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, not withstanding conflict of law principles. Any action or proceeding relating to or arising out of this Agreement shall be brought in the federal and/or state courts located in Broward County, Florida. The prevailing party in any such action or proceeding shall be entitled to recover from the other party its reasonable attorneys' fees and costs. Further, the parties agree that due to the complex nature of this Agreement, each of the Licensor and Licensee waives its respective right to a trial by jury.

         15.4 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and merges and supersedes all prior agreements, understandings, negotiations and arrangements, both oral and written, between the parties hereto with respect to the subject matter hereof.

         15.5 This Agreement may not be amended or modified in any manner, except by a written instrument executed by each of the parties hereto.

         15.6 The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law. If any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid by any court of competent jurisdiction, then, in any such event, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted.

         15.7 The waiver by any party of a breach or violation of any provision of this Agreement by any other party shall not operate nor be construed as a waiver of any subsequent breach or violation. The waiver by any party to exercise any right or remedy it may possess shall not operate nor be construed as a bar to the exercise of such right or remedy by such party upon the occurrence of any subsequent breach or violation.

         15.8 This Agreement may be executed via telecopier in any number of counterparts and by the separate parties in separate counterparts, each of which shall be deemed to constitute an original and all of which shall be deemed to constitute the one and the same instrument.

         15.9 All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested, via telecopier, or via overnight delivery service by a nationally recognized carrier, if to:

                      Licensor:          at the address first set forth above
                                         Telecopier No. (573) 302-7444

                      With a copy to:    The Public Safety Group, LLC
                                         10605 Gay Terrace
                                         Upper Marlboro, Maryland 20772
                                         Telecopier No. (413) 403-2206

                                         Attention: Edward W. Lent III
                                         Managing Member


                      Licensee:          at the address first set forth above
                                         Telecopier No. (954) 714-0024

                      With a copy to:    Kipnis Tescher Lippman & Valinsky
                                         100 Northeast Third Avenue, Suite 610
                                         Fort Lauderdale, Florida  33301-1165
                                         Attention:  Jay Valinsky, Esq.
                                         Telecopier No.(954) 467-2264

         15.10 Each of the parties to this Agreement acknowledge that they each have carefully read and reviewed this Agreement with their respective counsel, and therefore, agree that the rule of construction that ambiguities shall be construed against the drafter of the document shall not be applicable.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal effective as of the date shown above.

                                     THE PUBLIC SAFETY GROUP, LLC (Licensor)

                                     By: /s/ Edward W.  Lent III
                                        ---------------------------------------
                                           Edward W.  Lent III, Managing Member
STATE OF MARYLAND          )
                           )SS:
COUNTY OF                  )
         The foregoing instrument was acknowledged before me on this _____ day of _____2002 by Edward W. Lent III, as Managing Member of Public Safety Group, LLC, a Missouri limited liability company, on behalf of such company, who is personally known to me or has produced ___________________ as identification and did/did not take an oath.

                                     Notary Public:

                                     sign____________________________________
                                     print___________________________________
                                           State of Maryland at Large (Seal)

                                     My Commission Expires:

                                     BIZCOM U.S.A., INC.  (Licensee)

                                     By: /s/ Hank Klein
                                        --------------------------------------
                                        Hanan ("Hank") Klein, President

STATE OF FLORIDA  )
                  )SS:
COUNTY OF BROWARD )

         The foregoing instrument was acknowledged before me this ____ day of ______ 2002 by Hanan Klein, as President of BIZCOM U.S.A., INC., a Florida corporation, on behalf of such corporation who is personally known to me of has produced _______________________ as identification and did/did not take an oath.

                                     Notary Public:

                                     sign______________________________

                                     print______________________________
                                     State of Florida at Large (Seal)

                                     My Commission Expires